UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2020

Aramark

(Exact Name of Registrant Specified in Charter)

Delaware	001-36223	20-8236097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Market Street Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 238-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	ARMK	New York Stock Exchange

Item 7.01.	Regulation FD Disclosure.

In light of the effect of the COVID-19 pandemic on Aramark’s business, on April 1, 2020, the Board of Directors of Aramark decided to temporarily reduce the salaries of certain of Aramark’s senior executives, including the Named Executive Officers, by 25% and to temporarily reduce the cash retainer fee of the directors by 25%, in each case effective April 6, 2020.

An employee communication dated April 1, 2020 from John Zillmer, Aramark’s Chief Executive Officer, discussing some of the measures Aramark is taking in response to the COVID-19 pandemic is furnished as Exhibit 99 to this report and incorporated by reference herein.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be considered "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by Aramark under the Securities Act of 1933, as amended or under Securities Exchange Act of 1934, as amended, unless Aramark expressly sets forth in such future filings that such information is to be considered "filed" or incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99	Employee Communication dated April 1, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK

By:	/s/ Thomas G. Ondrof
Name:	Thomas G. Ondrof
Title:	Executive Vice President and Chief Financial Officer

Dated: April 2, 2020